                                    EXHIBIT 1
                                    ---------




                             JOINT FILING AGREEMENT


         The undersigned hereby agree that this Statement on Schedule 13D with respect to the beneficial ownership of shares of Common Stock of Identix Incorporated is filed jointly, on behalf of each of them.


Dated:   November 18, 1999


                                            ASCOM HOLDING AG



                                            By: /s/ Markus Zimmermann
                                                -------------------------------
                                                Name:  Markus Zimmermann
                                                Title: First Vice President


                                            ASCOM USA INC.



                                            By: /s/ Norbert Weissberg______
                                                -------------------------------
                                                Name:  Norbert Weissberg
                                                Title: President




                              Page 10 of 10 Pages